EXHIBIT 10.6


                                  SUBLEASE AGREEMENT

          This sublease Agreement, made this 1st day of November, 1996,

          Between General Bearing Corporation residing or located at 44 High Street, West Nyack, New York, 10994, herein designated as the Sublessor and WMW Machinery Company, Inc., residing or located at 44 High Street, West Nyack, New York, 10994, herein designated as the Sublessee.

               WITNESSETH that, the Sublessor does hereby lease to the Sublessee and the Sublessee does hereby rent from the Sublessor, the following described premises: a 30,949 sq. foot portion of the 190,000 sq. foot building at 44 High Street, West Nyack, New York 10994, for a term of seven years, commencing on November 1, 1996 and ending on October 31, 2003, to be used and occupied only and for no other purpose than offices, warehousing and distribution of machinery and machinery parts and other incidental uses, at the following Annual Rents in the monthly installments indicated:

               November 1, 1996-October 31, 1997-$170,220.00 payable at
          $14,185.00.00 per month.

               November 1, 1997-October 31, 1998-$170,220.00 payable at
          $14,185.00 per month.

               Commencing on November 1, 1998 and every two years thereafter (referred to as a new rent year), the annual rent shall be increased to the greater of A) 106% of the next preceding year's rent or B) said preceding year's rent multiplied by a fraction, the numerator of which is the Consumer Price Index
          (CPI) in effect ninety (90) days prior to November 1st of the new rent year and the denominator of which is the CPI in effect (90) days prior to November 1st of the preceding year. The Consumer Price Index (CPI) used shall be as published by the United States Government for the area including Rockland County, New York, or if no such Index is published, then for northern New Jersey. If no CPI is published specifically for any of the above dates, then the CPI published for the most recent date before each such date shall be used. The amount of rent for each year which is not a "new rent" year shall be the same amount as that for the next preceding year.

               In the event the Sublessor exercises its option to extend its lease with Gussack Realty Company dated November 1, 1996, the Sublessee shall have the option of extending this sublease for an additional six years (the extended period) provided it exercises such option and gives written notice thereof to the Sublessor no later than 6 months prior to the expiration of the sublease term.


               If the Sublessee exercises such option, the rent for first year of the extended period shall be at fair market value (FMV) as agreed upon by the parties. If the parties do not reach agreement as to FMV by February 1, 2003, they shall jointly retain a mutually acceptable appraiser to appraise FMV and whose appraisal shall be binding. The Sublessor and the Sublessee shall each pay one half the cost of the appraisal.

               The third and fifth years of the extended period shall be deemed "new rent years" for which the rent shall be increased pursuant to the above formula applicable to "new rent years" occurring during the base term of the sublease.

               All monthly rental installments shall be payable in advance on the first day of the month. If Sublessee defaults in any rent payment for a period of 15 days, Sublessee shall pay Sublessor a late charge of 5% (of the amount of rent due) which shall be payable as "additional rent".

                              CONDITIONS AND COVENANTS:

               FIRST.-The Sublessee covenants and agrees to pay to the Sublessor the rent as above provided.

               SECOND.-Throughout said term the Sublessee shall take good care of the demised premises, fixtures and appurtenances, including all heating, ventilating and air conditioning equipment
          (HVAC), electrical systems, sprinkler system, plumbing and all alterations, additions and improvements thereto, make all repairs in and about same necessary to preserve them in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, which repairs shall be, in quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give notice to the Sublessor of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations for which Sublessee is not liable hereunder, if any) applicable to the demised premises or to the Sublessee's occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Sublessor and representatives of the Sublessor to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Sublessor to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the Sublessor to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Sublessor for and against any and all liability, penalties, damages, expenses and judgments arising form injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Sublessee, or of the employees, guests, agents, assigns or sub-Sublessees of the Sublessee and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice "To Let" or similar language, to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

               The Sublessor shall be responsible for all structural repairs to the walls of the premises (other than damage caused by Sublessee, its agents, servants or employees) except that Sublessee shall be responsible for maintenance, repair and replacement of the roof and all HVAC equipment.

               THIRD.-Sublessee will not perform any alterations or renovations, shall not disfigure or deface any part of the building; or suffer the same to be done, except so far as may be necessary for its business purposes and as are specifically consented to in advance by the Sublessor; the Sublessee will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the prior written consent of the Sublessor (which consent shall not be unreasonably withheld) in each case, either sell, assign, mortgage or transfer this sublease, sublet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Sublessee and the Sublessee's employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. The Sublessee will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Sublessor; and if any be erected or inscribed without such approval, the Sublessor may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of the Sublessor, which shall not be unreasonably withheld.

          The Sublessee shall comply with the Rules and Regulations annexed to this sublease.

               FOURTH.-If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Sublessee, Sublessee's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of the Sublessor and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Sublessee. But if such partial damage is due to the fault or neglect of Sublessee, Sublessee's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Sublessor and without prejudice to the rights of subrogation of Sublessor's insurer, the damages shall be repaired by the Sublessor but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Sublessor and/or Sublessee, and for reasonable delay on account of "labor troubles", or any other cause beyond Sublessor's control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Sublessor shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Sublessor shall decide to demolish it or to rebuild it, then or in any of such events Sublessor may, within ninety (90) days after such fire or other cause, give Sublessee a notice in writing of such decision, which notice shall be given as in Paragraph Twelfth hereof provided, and thereupon the term of this sublease shall expire by lapse of time upon the third day after such notice is given, and Sublessee shall vacate the demised premises and surrender the same to Sublessor. If Sublessee shall not be in default under the sublease then, upon the termination of this sublease under the conditions provided for in the sentence immediately preceding, Sublessee's liability for rent shall cease as of the day following the casualty. Sublessee hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction is due to the fault or neglect of Sublessee the debris shall be removed by, and at expense of Sublessee.

               FIFTH.-If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award (except with regard to Sublessee's trade fixtures), the Sublessee hereby assigning to the Sublessor all right and claim to any such award (other than for trade fixtures), the current rent, however, in such case to be apportioned.

               SIXTH.-If, before the commencement of the term, the Sublessee be adjudicated a bankrupt, or make a "general assignment", or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Sublessee's property, or if this sublease or the estate of the Sublessee hereunder be assigned, transferred or pass to or devolve upon any other person or corporation, voluntarily or involuntarily, or if the Sublessee shall default in the performance of any agreement by the Sublessee contained in any other lease between the Sublessee and the Sublessor or between Sublessee and any corporation of which an officer of the Sublessor is a Director, this sublease shall thereby, at the option of the Sublessor, be terminated and in that case, neither the Sublessee nor anybody claiming under the Sublessee shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Sublessee shall default in fulfilling any of the covenants of this sublease, other than the covenants for the payment of rent or "additional rent" or if the demised premises become vacant or deserted, The Sublessor may give to the Sublessee ten days' notice of intention to end the term of this sublease, and thereupon at the expiration of said ten days (if said condition which was the basis of said notice shall continue to exist) the term under this sublease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and Sublessee will then quit and surrender the demised premises to the Sublessor, but the Sublessee shall remain liable as hereinafter provided.

               If the Sublessee shall default in the payment of the rent reserved hereunder, or any item of "additional rent" herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition for which the basis of said notice shall exist at the expiration of said ten days' period, the Sublessor may immediately, or at any time thereafter, re-enter the demised premises and remove all persons and all or any property therefrom either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this sublease be "terminated" before the commencement of the term, as above provided, the Sublessor may either re-let the demised premises or any part or parts thereof as the agent of the Sublessee, and receive the rents therefor, applying the same first to the payment of such expenses as the Sublessor may have incurred, and then to the fulfillment of the covenants of the Sublessee herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Sublessee. Sublessor may rent the premises for a term extending beyond the term hereby granted without releasing Sublessee from any liability. In the event that the term of this sublease shall expire as above in this subdivision "Sixth" provided, or terminate by summary proceedings or otherwise, and if the Sublessor shall not re-let, the Sublessee shall remain liable for, and the Sublessee hereby agrees to pay to the Sublessor, until the time when this sublease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the costs of reletting, if any, and the same shall be due and payable by the Sublessee to the Sublessor on the several rent days above specified, that is upon each of such rent days the Sublessee shall pay to the Sublessor the amount of deficiency then existing. The Sublessee hereby expressly waives any and all right of redemption in case the Sublessee shall be dispossessed by judgment or warrant of any court or judge, and the Sublessee waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Sublessor against the Sublessee in respect to the demised premises. The words "re-enter" and "re-entry" as used in this sublease are not restricted to their technical legal meaning.

               In the event of a breach or threatened breach by the Sublessee of any of the covenants or provisions hereof, the Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

               SEVENTH.-If the Sublessee shall default in the performance of any covenant herein contained, the Sublessor may immediately, or at any time thereafter, without notice, perform the same for the account of the Sublessee. If a notice of mechanic's lien be filed against the demised premises or against premises of which the demised premises are part, for or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Sublessee at the demised premises, and if the Sublessee shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Sublessor may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Sublessor may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Sublessor may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Sublessor as in this subdivision of this sublease provided, and any amount as to which the Sublessee shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Sublessor by reason of the failure of the Sublessee to pay any taxes, insurance or maintenance or repairs, or to comply with any provision of this sublease, or in defending any such action, shall be deemed to be "additional rent" for the demised premises, and shall be due and payable by the Sublessee to the Sublessor on the first day of the next month, or, at the option of the Sublessor, on the first day of any succeeding month. The receipt by the Sublessor of any instalment of the regular stipulated rent hereunder or any of said " additional rent" shall not be a waiver of any other "additional rent" then due.

               EIGHTH.-The failure of the Sublessor to insist, in any one or more instances upon a strict performance of any of the covenants of this sublease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Sublessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Sublessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Sublessor. Even if the Sublessor consents to an assignment hereof no further assignment shall be made without further express consent in writing by the Sublessor. No waiver by Sublessor or Sublessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of any other provision.

               NINTH.-If this sublease be assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than the Sublessee the Sublessor may collect rent from the assignee, sub-Sublessee or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of the assignee, sub-Sublessee, or occupant as Sublessee, or a release of the Sublessee from the further performance by the Sublessee of the covenants herein contained on the part of the Sublessee.

               TENTH.-This sublease shall be subject and subordinate at all times, to the lien of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the premises, provided the holder of any such mortgage shall execute and deliver to Sublessee in a form reasonably acceptable to Sublessee an agreement that it will recognize this sublease and not disturb Sublessee's possession of the premises in the event of foreclosure if the Sublessee is not then in default hereunder. The Sublessee will execute and deliver such further instrument or instruments subordinating this sublease to the lien of any such mortgage or mortgages as shall be requested by the Sublessor.

               ELEVENTH.-All improvements made by the Sublessee to or upon the demised premises, except said trade fixtures and other non-fixture property of Sublessee necessary for the Sublessee's business, shall when made, at once be deemed to be attached to the freehold, and become the property of the Sublessor, and at the end or other expiration of the term, shall be surrendered to the Sublessor in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

               TWELFTH.-Any notice or demand which under the terms of this sublease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified mail or FAX addressed to the respective parties at the following addresses:

          Sublessee:     WMW Machinery Company, Inc.
                         44 High Street
                         West Nyack, New York 10994
                         Attn: Manfred Kuehnelt
                         FAX NO: 914-358-2378

          Sublessor:     General Bearing Corporation
                         44 High Street
                         West Nyack, New York 10994
                         ATTN: DAVID GUSSACK
                         FAX NO:   914-358-6277

                    THIRTEENTH.-The Sublessor shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other Sublessees or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Sublessor, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Sublessor be liable for any latent defect in the building, unless caused by the Sublessor's negligent acts or omissions and Sublessor has not cured the same within 15 days of notification thereof.

               FOURTEENTH.-No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Sublessor to the Sublessee, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause not due to negligence on the part of the Sublessor. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Sublessor shall not be required to furnish, and the Sublessee shall not be entitled to receive, any of such "services" during any period wherein the Sublessee shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

               FIFTEENTH.-In the event that an excavation shall be made for building or other purposes upon land adjacent to the demised premises or shall be contemplated to be made, the Sublessee shall afford to the person or persons causing or to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the demised premises from injury and to support the same by proper foundations.

               SIXTEENTH.-No vaults or space not within the property line of the building are leased hereunder. Sublessor makes no representation as to the location of the property line of the building. Such vaults or space as Sublessee may be permitted to use or occupy are to be used or occupied under a revocable license and if such license be revoked by the Sublessor as to the use of part or all of the vaults or space Sublessor shall not be subject to any liability; Sublessee shall not be entitled to any compensation or reduction in rent nor shall this be deemed constructive or actual eviction. Any tax, fee or charge of municipal or other authorities for such vaults or space shall be paid by the Sublessee for the period of the Sublessee's use or occupancy thereof.

               SEVENTEENTH .-That during six months prior to the expiration of the term hereby granted, on reasonable advance notice, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Sublessor and the Sublessor's agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Sublessor or the Sublessor's agents, to make or facilitate repairs in any part of the building; and if the said Sublessee shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Sublessor or the Sublessor's agents may forcibly enter the same without rendering the Sublessor or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Sublessor shall accord reasonable care to the Sublessee's property) and without in any manner affecting the obligations and covenants of this sublease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Sublessor assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected.

               EIGHTEENTH.-The Sublessor has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Sublessee, signed by the Sublessor. This instrument represents the entire agreement of the parties and may not be changed, modified, discharged or terminated orally.

               NINETEENTH.-If the Sublessee shall at any time be in default hereunder, and if the Sublessor shall institute an action or summary proceeding against the Sublessee based upon such default, then the Sublessee will reimburse the Sublessor for the expense of attorneys' fees and disbursements thereby incurred by the Sublessor, so far as the same are reasonable in amount. Also so long as the Sublessee shall be a Sublessee hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Sublessee to the Sublessor on the first day of the month following the incurring of such respective expenses.

               TWENTIETH.-Sublessor shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, if due to a prior Sublessee other than Sublessor or its affiliates wrongfully holding over in possession. In such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

               TWENTY-FIRST.-The Sublessee will keep the sidewalk, roadways, parking areas and curb clean at all times and free from snow and ice and shall be solely responsible for all repairs and maintenance thereto and for all landscaping. Landscape plants and trees surrounding the premises shall be maintained at a level equivalent to that at the time of the commencement of this sublease and trees and shrubs that die are to be replaced by Sublessee. Sublessee acknowledges that at the commencement of this sublease the premises and surrounding grounds, including wooded areas, were free of trash, debris and garbage and sublessee shall maintain the premises and grounds in such condition.

               TWENTY-SECOND.-If a separate water meter be installed for
          the demised premises, or any part thereof, the Sublessee will keep the same in repair and pay the charges made by the
          municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Sublessee will pay to the Sublessor, as and when bills are rendered therefor, the "Sublessee's proportionate part" (as defined hereinafter) of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. "Sublessee's proportionate part" shall be equal to the ratio of the floor area subleased hereunder to all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. At the commencement of this sublease
          the Sublessee's proportionate part is    . Sublessee agrees to
          pay as additional rent the Sublessee's proportionate part, determined as aforesaid, of the sewer charges imposed or assessed upon the building of which the premises are a part.

               TWENTY-THIRD.-From the date of occupancy by Sublessee, Sublessee shall pay all charges or fees for use or consumption of all utilities provided to the premises occupied by Sublessee including water, gas, electricity, telephone and other utilities and services together with any taxes thereon. In the event the premises are not separately metered Sublessee shall pay its proportionate part (as defined in paragraph twenty-second hereinabove) of each such unmetered charge. In the alternative, Sublessor may secure an independent audit of Sublessee's consumption of such utilities or install a device to monitor same, advising Sublessee of the percentage of such utilities used and consumed by Sublessee. Sublessor shall thereupon invoice Sublessee for Sublessee's share of such utilities on a monthly basis and Sublessee shall reimburse the Sublessor for such expense. All utilities shall be paid to the Sublessor (if applicable) within ten days of receipt of billings.

               TWENTY-FOURTH.-If there now is or shall be installed in said building a "sprinkler system" the Sublessee agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters of the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Sublessee's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Sublessee will at the Sublessee's own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

               TWENTY-FIFTH.-Sublessee agrees that it will pay its proportionate share (as defined in paragraph twenty-second hereinabove) of the cost to keep the subleased Premises insured, at a minimum, against loss or damage by fire with extended coverage ("all risk") endorsement, vandalism and malicious mischief coverage, and differences in conditions coverage (for the perils of earthquake, surface water flood and sudden and accidental collapse or rupture to non-pressurized vessels). Notwithstanding the foregoing, if the premium for such insurance on the entire building is increased from its present rate due to any change in activities of the sublessee, sublessee shall pay the full amount (not its "proportionate share") of such increase attributable to such change. Such insurance shall be in an amount of the full replacement value of the premises as determined from time to time. Sublessee shall name Sublessor as a party insured and shall require the insurer to give Sublessor at least thirty
          (30) days notice of cancellation. Sublessor and Sublessee acknowledge that as of the date hereof the full replacement value of the entire building is Nine Million Dollars ($9,000,000.00).

                    Insurance Requirements. For purposes of this Section,
                    ----------------------
          the parties agree during the term hereof that Sublessee shall maintain adequate public liability and other insurance with reputable insurance companies as hereinabove and hereinafter set forth, shall furnish Sublessor with certificates of insurance properly executed by its insurance companies evidencing such fact, and requiring their insurers to give at least thirty (30) days notice in the event of cancellation. Such insurance shall cover all damage or injury which results or is claimed to have resulted from an act or omission on the part of Sublessee, its agents, employees or business invitees as well as environmental clean up of damage proven to have occurred as a result of the use thereof by Sublessee or others while Sublessee is a Sublessee at the premises.

               TWENTY-SIXTH.-Sublessee shall be responsible for the payment of its proportionate share (as defined in paragraph twenty-second hereinabove) of all real estate taxes and current installments of special assessments levied against the premises which become due during the term of the sublease. Sublessor shall notify Sublessee and forward a copy of each tax bill to Sublessee upon Sublessor's receipt thereof. Sublessee shall pay Sublessor its share of the amount of the tax or installment of assessment set forth on the bill within seven (7) days of the presentation by the Sublessor thereof. Sublessor shall present such bill to Sublessee within five (5) days of its receipt from the taxing authority. Failure to pay Sublessor such amount within the time period set forth herein shall constitute a default pursuant to the terms hereof. If the term of this sublease shall not begin or expire concurrently with the beginning or expiration of any tax fiscal year, Sublessee's liability for real estate taxes and current installments of special assessments for any tax fiscal year during which Sublessee is not in possession of the premises for the entire tax fiscal year shall be prorated. Sublessor represents that there are no tax abatements or exemptions effecting the premises and Sublessor does not make payments in lieu of taxes.

               Excise Taxes. Sublessee shall assume and pay to Sublessor as
               ------------
          additional rent any excise, sales, gross receipts, rent tax or other taxes, if any (other than a net income or excess profits tax), which may be imposed on or measured by the rent or may be imposed on or on account of the letting, which Sublessor may be required to pay or collect under any law now in effect or hereafter enacted, provided that such law places the primary obligation to pay such tax on the Sublessee.

               In the event Sublessee has made payment to Sublessor of the aforementioned taxes and Sublessor has failed to make payment of the same and due notice thereof has been given by the Sublessee to the Sublessor, Sublessee shall have the right to make such payments directly to the taxing authorities and all interest and penalties paid by the Sublessee shall be the responsibility of the Sublessor and may be offset as against the rental herein. In the event that Sublessee fails to make payment of such taxes to Sublessor, in addition to any other remedies pursuant to this sublease, Sublessor may pay such taxes and Sublessee shall be responsible for any interest or penalties that may be assessed. If the taxing authorities permit taxes to be paid in less than annual installments, Sublessor will not object to Sublessee's payment of such taxes in a like manner.

               Sublessor shall not seek to accomplish or effect a change in the tax assessment of the premises (except to seek a reduction of same) without Sublessee's approval.

               TWENTY-SEVENTH.-Sublessee will not use Hazardous Materials (as defined hereinafter) on, from, or affecting the premises in any manner which violates Federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous or infectious wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC Secs. 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 USC Secs. 1801, et seq.), the Resource Conservations and Recovery Act, as amended (42 USC Secs. 9601, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule or regulation. Sublessee hereby indemnifies and agrees to hold Sublessor free and harmless from any liability whatsoever during and subsequent to the term of this sublease as a result of Sublessee's breach of the obligations set forth in this paragraph. Sublessor shall be responsible for and shall indemnify and hold Sublessee free and harmless from any liability whatsoever during and subsequent to the terms of this sublease with regard to any hazardous materials or environmental condition effecting the demised premises not caused by Sublessee, Sublessee's agents or employees and/or not occurring during the term of the within sublease.

               TWENTY-EIGHTH.-The Sublessee agrees that it will not require, permit, suffer, nor allow the cleaning of any window, or windows, in the demised premises from the outside (within the meaning of Section 202 of the Labor Law) unless the equipment and safety devices required by law, ordinance, regulation or rule, including, without limitation, Section 202 of the New York Labor Law, are provided and used, and unless the rules, or any supplemental rules of the Industrial Board of the State of New York are fully complied with; and the Sublessee hereby agrees to indemnify the Sublessor, Owner, Agent, Manager and/or Superintendent, as a result of the Sublessee's requiring, permitting, suffering, or allowing any window, or windows in the demised premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulation and/or rules.

               TWENTY-NINTH.-The invalidity or unenforceability of any provision of this sublease shall in no way affect the validity or enforceability of any other provision hereof.

               THIRTIETH.-The Sublessor shall replace at the expense of the Sublessee any and all broken glass in the skylights, doors and walls in and about the demised premises. The Sublessor may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Sublessor and bills for the premiums therefor shall be rendered by the Sublessor to the Sublessee at such times as the Sublessor may elect, and shall be due from and payable by the Sublessee when rendered, and the amount thereof shall be deemed to be, and shall be paid as additional rent.

               THIRTY-FIRST.-This sublease and the obligation of Sublessee to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Sublessee to be performed shall in no way be affected, impaired or excused because Sublessor is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Sublessor is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

               THIRTY-SECOND.-Sublessor covenants that if and so long as the Sublessee pays the rent and "additional rent" reserved hereby, and performs and observes the covenants and provisions hereof, the Sublessee shall quietly enjoy the demised premises, subject, however, to the terms of this sublease, the mortgages above mentioned and the Sublessor's lease with Gussack Realty Company.

               THIRTY-THIRD.-Sublessee shall, at its sole cost and expense, obtain all required Federal, State, County and/or Municipal approvals, permits, licenses, including a Certificate of Occupancy (if required), to conduct its business. Sublessor shall cooperate with Sublessee in Sublessee's effort to obtain any and all necessary permits, licenses, and approvals and shall expeditiously execute all necessary permit applications and documents necessary to comply with all regulatory requirements for the operation of Sublessee's business and performance of Sublessee's improvements.

               THIRTY-FOURTH.-If Sublessee remains in possession of the premises or any part thereof after expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all of the terms hereof applicable to a month to month tenancy except that the monthly rent shall be increased to 120% of the rent for the last month prior to such expiration. Sublessor's failure to object to such holding over shall not constitute a waiver of any of Sublessor's rights pursuant to this sublease.

               THIRTY-FIFTH.-Except as otherwise specifically set forth herein, this sublease shall be subject to all of the terms and conditions set forth in the lease between the Sublessor and Gussack Realty Company dated November 1, 1996, and Sublessee herein shall have no greater rights in the premises than the Sublessor. In addition to any rights it may have independent of this sublease, Gussack Realty Company shall be deemed a third party beneficiary hereof, held harmless, indemnified and have the right to seek enforcement of any provision hereof to the same extent as Sublessor.

               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.


          Signed, Sealed and Delivered
          in the presence of or
          Attested by:                       General Bearing Corporation



          ------------------------------     ---------------------------

          Sublessor
                                        By:



                                             WMW Machinery Company, Inc.



          ------------------------------     ---------------------------
          Sublessee
                                        By:

                                RULES AND REGULATIONS


               1. Sublessee shall keep all machinery and equipment free of vibration and noise, and shall not do or permit anything to be done in the Demised Premises which would constitute a nuisance in the Building or Complex.

               2. Sublessee shall not cause to be discharged, spill or dispose of on site any dangerous, hazardous, flammable, toxic, combustible or explosive substance, material or object except according to law and in an approved legal container.

               3. Sublessee shall not cause to be discharged or permit to be discharged into the sewer system, waste lines, vents or flues of the Demised Premises or the Complex any acids or hazardous or toxic substances, except as allowed by law.

               4. Sublessee shall keep all exterior located garbage, trash, rubbish and refuse in rat-proof containers and shall remove or cause the same to be removed from the Demised Premises and the Complex on a regular basis.

               5. Sublessee shall not store, stack or place or permit to be stored, stacked or placed any machinery, equipment, goods or merchandise outside of the Demised Premises except as authorized by Sublessor and permitted by law or the approvals obtained by the Sublessee from the applicable authorities.

               6. A fire lane (12 foot width) around the entire facility must be kept clear at all times.

               7. No debris, garbage, spare parts or containers of any kind may be left in the yard or on the roof, except a dumpster.